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                                                                    EXHIBIT 10.9

                   ITT INDUSTRIES 1996 RESTRICTED STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                   (AMENDED AND RESTATED AS OF JULY 13, 2004)

                ARTICLE I -- PLAN ADMINISTRATION AND ELIGIBILITY

1.1 PURPOSE

      The purpose of the ITT Industries 1996 Restricted Stock Plan for Non-Employee Directors (the "Plan") is to attract and retain persons of ability as Directors of ITT Industries, Inc. (the "Company") and to provide them with a closer identity with the interests of the Company's stockholders by paying the Annual Retainer in common stock of the Company.

1.2 ADMINISTRATION

      The Plan shall be administered by the Compensation and Personnel Committee of the Board of Directors (hereinafter referred to as the "Committee"). The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan or any Restricted Stock awards issued under it shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder.

1.3 ELIGIBILITY

      Directors of the Company who are not employees of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

1.4 STOCK SUBJECT TO THE PLAN

      (a) The maximum number of shares which may be granted under the Plan shall be 100,000 shares of common stock of the Company (the "Stock").

      (b) If any Restricted Stock is forfeited by a Director in accordance with the provisions of Section 2.2(e), such shares of Restricted Stock shall be restored to the total number of shares available for grant pursuant to the Plan.

      (c) Upon the grant of a Restricted Stock award the Company may distribute newly issued shares or treasury shares.

                         ARTICLE II -- RESTRICTED STOCK

2.1 RESTRICTED STOCK AWARDS

      Restricted Stock awards shall be made automatically on the date of the Annual Meeting of Stockholders, to each Director elected at the meeting or continuing in office following the meeting. The award shall equal the number of whole shares arrived at by dividing the Annual

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Retainer that is in effect for the calendar year within which the award date falls, by the Fair Market Value of the Company's common stock. Fractional shares shall be paid in cash.

      (a) "Annual Retainer" shall mean the amount that is payable to a Director for service on the Board of Directors during the calendar year. Annual Retainer shall not include fees paid for attendance at any Board or Committee meeting.

      (b) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's common stock on the date of the Annual Meeting, as reported by the New York Stock Exchange Composite Tape.

2.2 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

      (a) Written Agreement -- Each Restricted Stock award shall be evidenced by a written agreement delivered to the Director in such form as the Committee shall prescribe. Such agreement shall include the restrictions described under
Section 2.2(c) and any other restrictions and conditions on the shares as the Committee deems appropriate.

      (b) Shares held in Escrow -- The Restricted Stock subject to such award shall be registered in the name of the Director and held in escrow by the Committee until the restrictions on such shares lapse as described below.

      (c) Restrictions -- Restricted Stock granted to a Director may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, prior to the earliest of the following dates:

            (1) The fifth anniversary of the date of grant, unless the Director shall have elected no later than October 31 of the calendar year immediately prior to the fifth anniversary of the date of such grant to extend the period of restriction with respect to such grant. The extension of such period of restriction shall be to such time as shall be either (w) the tenth anniversary of such date of grant or (x) six months and one day after such time as the restrictions set forth in Section 2.2(c) other than this clause (1) shall otherwise lapse; provided, however, that if the Director has elected under clause (w) and the event referred to in clause
      (x) occurs first, the Director shall be deemed to have elected under clause (x). In the event that the Director has elected under clause (w) and anticipates that the event referred to in clause (x) will not occur prior to the tenth anniversary of such date of grant, the Director may elect, no later than October 31 of the calendar year immediately prior to the tenth anniversary of such date of grant a second extension of the period of restriction to such time as shall be either (y) the fifteenth anniversary of such date of grant or (z) six months and one day after such time as the restrictions set forth in Section 2.2(c) other than this clause (1) shall otherwise lapse; provided, however, that if the Director has elected under clause (y) and the event referred to in clause (z) occurs first, the Director shall be deemed to have elected under clause
      (z).

            (2) Retirement from the Board at age 72.

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            (3) "Change in Control" of the Company. A "Change in Control" shall be deemed to have occurred if:

                  (i) a report on Schedule 13D shall be filed with the
            Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Stock;

                  (ii) any person (within the meaning of Section 13(d) of the
            Act), other than the Company or a subsidiary of the Company, or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock);

                  (iii) the stockholders of the Company shall approve (A) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

                  (iv) there shall have been a change in a majority of the
            members of the Board of Directors of the Company within a 12-month period unless the election or nomination for election by the Company' stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who where directors at the beginning of such 12-month period; or

                  (v) any person (within the meaning of Section 13(d) of the
            Act) (other than the Company or any subsidiary of the Company or any employee benefit

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            plan (or related trust) sponsored by the Company or a subsidiary of the Company) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.

            (4) Death of the Director.

            (5) Disability of the Director.

            (6) Termination of service from the Board on account of (i) a physical or mental condition that, in the opinion of a qualified physician, is expected to impede the Director's ability to fulfill his or her principal duties for a period of at least three months; (ii) the relocation of the Director's principal place of business to a location that increases the time required for such Director to travel to the Company's headquarters by more than 50%; (iii) the acceptance by the Director of a position (other than an honorary position) in the government of the United States, any State or any municipality or any subdivision thereof or any organization performing any quasi-governmental function;
      (iv) any circumstances which, in the opinion of outside counsel to the Company, would (or could reasonably be expected to) conflict with applicable law or any written policy of the Company; or (v) any other circumstance in which the Committee believes, in its sole discretion, that the purposes for which the grants of Restricted Stock were made have been fulfilled, and as such is consistent with the intention of the Plan.

            (7) Notwithstanding Section 2.2(c)(2) hereof, retirement from the Board at or after attaining age 65, provided that such Director was a member of the Board of Directors of the Company's corporate predecessor, ITT Corporation, a Delaware corporation, on December 18, 1995 and served as a Director of the Company thereafter.

      (d) Dividends and Voting Rights -- The Director shall, subject to Section 2.2(c), possess all incidents of ownership of the shares of Restricted Stock including the right to receive dividends with respect to such shares and to vote such shares.

      (e) The Company shall deliver to the Director, or the beneficiary of such Director, if applicable, all of the shares of stock that were awarded to the Director as Restricted Stock, within 30 days following the lapse of restrictions as described under Section 2.2(c). If the Director discontinues serving on the Board prior to the date upon which restrictions lapse as described under Section 2.2(c), such Directors Restricted Stock will be forfeited by the Director and transferred to and reacquired by the Company at no cost to the Company.

                       ARTICLE III -- GENERAL PROVISIONS

3.1 AUTHORITY

      Appropriate officers of the Company designated by the Committee are authorized to execute Restricted Stock agreements, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.

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3.2 ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK OF THE COMPANY

      In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up, or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the number and kind of shares which thereafter may be granted under the Plan and the number of shares of Restricted Stock awarded pursuant to Section 2.1 with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Directors participating in the Plan. Any fractional shares resulting from such adjustments shall be eliminated.

3.3 RIGHTS OF DIRECTORS

      The Plan shall not be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders or to retain any Director at any particular rate of compensation. The Company shall not be obligated to issue Stock pursuant to an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. Except as provided herein, no Director shall have any rights as a stockholder with respect to any shares of Restricted Stock awarded to him.

3.4 BENEFICIARY

      A Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. In the event of the death of a Director, his beneficiary shall have the right to receive the shares of Restricted Stock awarded pursuant to the Plan. If no designated beneficiary survives the Director, the executor or administrator of the Director's estate shall be deemed to be the Director's beneficiary.

3.5 LAWS AND REGULATIONS

      The Committee shall have the right to condition any issuance of shares to any Director hereunder on such Director's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Committee may postpone the delivery of stock following the lapse of restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence (i) to effect or maintain registration of the Plan, or the shares issuable upon the lapse of certain restrictions respecting awards of Restricted Stock, under the Securities Act of 1933 or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and the Plan are exempt from such registration; the Company shall not be obligated by virtue of any Restricted Stock agreement or any provision of the Plan to recognize the lapse of certain restrictions respecting awards of Restricted Stock or issue shares in violation of said Act or of the law of the government having jurisdiction thereof.

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3.6 AMENDMENT, SUSPENSION AND DISCONTINUANCE OF THE PLAN

      The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without the approval of the holders of a majority of the outstanding shares entitled to vote, take any action which would cause the Plan to no longer comply with Rule 16b-3 under the Act, or any successor rule or other regulatory requirement.

      No amendment, suspension or discontinuance of the Plan shall impair a Directors right under a Restricted Stock award previously granted to him without his consent.

3.7 GOVERNING LAW

      This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.

3.8 EFFECTIVE DATE AND DURATION OF THE PLAN

      This Plan shall be effective upon the Distribution Date (as defined in the Proxy Statement of ITT Corporation dated August 30, 1995) subject to the approval of the Plan by the stockholders of ITT Corporation, and shall terminate on December 31, 2005, provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.

                           ADMINISTRATION OF THE PLAN

      The Compensation and Personnel Committee of the Board of Directors of ITT Industries, the members of which serve during the pleasure of the Board, administers the Plan but does not act as a trustee or in any other fiduciary capacity with respect thereto.

                              RESALE RESTRICTIONS

      The Plan contains no restrictions on the resale of Common Stock once the Plan restriction period has ended. However, persons who may be deemed to be affiliates of ITT Industries may not reoffer or resell shares of Common Stock in a transaction which is not registered under the Securities Act of 1933, as amended (the "Act"), except pursuant to Rule 144 under the Act or another exemption thereunder. Rule 144 requires, among other things, that (1) any sales of Common Stock by such affiliates must be made through a broker, and (2) an appropriate Form 144 must be mailed to the Securities and Exchange Commission prior to or concurrently with the placing of a sell order with the broker, with certain exceptions.

                             FEDERAL TAX TREATMENT

      Set forth below is a summary of the federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the grant and vesting of restricted stock awarded to a director of ITT Industries ("Director") under the Plan. The following summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular Director eligible to receive an award. In addition, this summary does not apply to every specific transaction

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that may occur. Each recipient of an award under the Plan should consult his or her tax advisor for advice pertaining to his or her particular circumstances. The Plan is not qualified under Section 401 (a) of the Code.

      Under the Code, a Director normally will not realize taxable income and ITT Industries will not be entitled to a deduction upon the grant of restricted stock, since such stock is subject to a "substantial risk of forfeiture" (as defined in the Code). At the time such restrictions lapse and the shares of restricted stock are no longer subject to a substantial risk of forfeiture, a Director will realize taxable compensation (ordinary income) in an amount equal to the fair market value on the date the restrictions lapse, of the number of shares of Common Stock which have become nonforfeitable or transferable. Likewise, ITT Industries will be entitled to a deduction in the same amount in the same year, provided ITT Industries complies with applicable tax withholding requirements. However, a Director may make an income recognition election under
Section 83(b) of the Code (an "83(b) Election") within 30 days of the award and recognize taxable ordinary income in the year the shares of restricted stock are awarded in an amount equal to their fair market value at the time of the award, determined without regard to the restrictions. In that event, ITT Industries will be entitled to a deduction in such year in the same amount, provided ITT Industries complies with applicable tax withholding requirements. Any gain or loss realized by the recipient upon the subsequent disposition of Common Stock will be capital gain (or loss) to the extent the proceeds of sale exceed the fair market value of the shares on the date of grant, which became the Director's tax basis as a result of the 83(b) Election. If the Director makes an 83(b) Election and subsequently terminates his employment during the restriction period, thus forfeiting the shares of restricted stock, the taxes paid on the award of the shares are also forfeited and ITT Industries must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares. Any dividends with respect to the shares of restricted stock that are paid or made available to a recipient who has not made an 83(b) Election while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the Director and deductible by ITT Industries when paid. If an 83(b) Election has been made with respect to the restricted stock, the dividends represent ordinary dividend income to the Director and are not deductible by ITT Industries.

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